As filed with the Securities and Exchange Commission on December 17, 2004

Registration No. 333-10548

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1
TO FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAIRFAX FINANCIAL HOLDINGS LIMITED

(Exact name of Registrant as specified in its charter)

CANADA	NOT APPLICABLE
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

95 Wellington Street West
Suite 800
Toronto, Ontario
CANADA M5J 2N7
(Address of principal executive offices, including zip code)

THE INDIVIDUAL RETIREMENT PLAN OF
UNITED STATES FIRE INSURANCE COMPANY
(Full title of the plan)

CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(212) 894-8700
(Name, address, and telephone number of agent for service)

EXPLANATORY STATEMENT

     This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8, Registration No. 333-10548 (the “Registration Statement”), is being filed to deregister certain subordinate voting shares (the “Subordinate Voting Shares”) of Fairfax Financial Holdings Limited (the “Company”) that were registered for issuance pursuant to The Individual Retirement Plan of United States Fire Insurance Company (the “Plan”). The Registration Statement registered 50,000 Subordinate Voting Shares issuable under the Plan and an indeterminate number of interests in the Plan. An aggregate of 5,845 Subordinate Voting Shares registered under the Registration Statement have been issued to participants. The Registration Statement is hereby amended to deregister the remaining 44,155 unissued Subordinate Voting Shares and an indeterminate number of interests in the Plan.

PART II

SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 6th day of December, 2004.

FAIRFAX FINANCIAL HOLDINGS LIMITED
By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President, Corporate Affairs

POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this post-effective Amendment No. 1 has been signed by the following persons in the capacities indicated on December 6, 2004.

Signature	Title
* V. Prem Watsa	Chairman, Chief Executive Officer and Director (Principal Executive Officer)
* Trevor Ambridge	Chief Financial Officer and Vice President (Principal Financial Officer)
/s/ M. Jane Williamson M. Jane Williamson	Vice President (Principal Accounting Officer)
Frank B. Bennett	Director
/s/ Anthony F. Griffiths Anthony F. Griffiths	Director
* Robbert Hartog	Director
Brandon W. Sweitzer	Director

*By:	/s/ Eric P. Salsberg Eric P. Salsberg Attorney-in-fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer The Individual Retirement Plan of United States Fire Insurance Company) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey, on the 15th day of December, 2004.

THE INDIVIDUAL RETIREMENT PLAN OF UNITED STATES FIRE INSURANCE COMPANY
By:	/s/ Mary Jane Robertson
	Name:	Mary Jane Robertson
	Title:	Chairman of Administrative Committee

AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has signed this post-effective Amendment No. 1, solely in its capacity as the duly authorized representative of Fairfax Financial Holdings Limited in the United States, in the Province of Ontario, Canada, on the 6th day of December, 2004.

FAIRFAX INC.
By:	/s/ Eric P. Salsberg
	Name:	Eric P. Salsberg
	Title:	Vice President

EXHIBIT INDEX

Exhibit
Number	Description
*4.1	Certificate of Incorporation of Fairfax Financial Holdings Limited (incorporated by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on November 10, 1997, File No. 333-7924).

*4.2	By-law No. 16 of Fairfax Financial Holdings Limited adopted by the Board of Directors on March 28, 1991 and confirmed by the shareholders on May 8, 1991 (incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-8, filed with the Commission on November 10, 1997, File No. 333-7924).

*24	Power of Attorney

*Previously filed